EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Christopher (Chris) Jones, in my capacity as Chief Executive Officer and Interim Chief Financial Officer of TruGolf Holdings, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of TruGolf Holdings, Inc. for the quarter ended September 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of TruGolf Holdings, Inc.

Dated: November 14, 2024	By:	/s/ Christopher (Chris) Jones
Christopher (Chris) Jones
Chief Executive Officer and Interim Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)